EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-234781) and the Registration Statements on Form S-8 (Nos. 333-184214, 333-189684, and 333-237323) of Summit Midstream Partners, LP of our report dated March 6, 2020 relating to the financial statements of Ohio Gathering Company, L.L.C., which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Denver, Colorado
March 3, 2021

EX 23.2-1